CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Select Fixed Income Trust



We consent to the use of our report, dated November 5, 1999, for Evergreen Select Income Plus Fund and Evergreen Select Total Return Bond Fund each a portfolio of Evergreen Select Fixed Income Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                             /s/ KPMG LLP


Boston, Massachusetts
April 10, 2000